EXHIBIT 5.1
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                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017



                                             July 17, 1998


L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016


Ladies and Gentlemen:

              We are acting as counsel to L-3 Communications Holdings, Inc.,

a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-8 (the "Registration Statement") of

3,798,673 shares of Common Stock (the "Shares"), par value $.01 per share

(the "Common Stock"), of the Company issuable under the L-3 Communications

Holdings, Inc. 1997 Stock Option Plan for Key Employees (the "Plan"). In

rendering this opinion, we have examined the Registration Statement and the

Plan. In addition, we have examined, and have relied as to matters of fact upon, original or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, upon their issuance and delivery in accordance with the

Plan, will be validly issued, fully paid and nonassessable.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York, the federal law of the United States and the Delaware

General Corporation Law.

              This opinion letter is rendered to you in connection with the above described transactions. We hereby consent to the filing of this opinion of counsel as an Exhibit to the Registration Statement. Except as

stated herein, this opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                          Very truly yours,


                                          /s/SIMPSON THACHER & BARTLETT
                                          SIMPSON THACHER & BARTLETT